Exhibit 10.3

LOAN AGREEMENT

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

This Agreement dated as of February 9, 2017, is between Bank of America, N.A. (the “Bank”) and Sundance Energy, L.P. (the “Borrower”).

1.             FACILITY NO. 1: LINE OF CREDIT AMOUNT AND TERMS

1.1           Line of Credit Amount.

(a)	During the availability period described below, the Bank will provide a line of credit to the Borrower (the “Line of Credit”). The amount of the Line of Credit (the “Facility No. 1 Commitment”) is Five Hundred Thousand and 00/100 Dollars ($500,000.00).

(b)	This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c)	The Borrower agrees not to permit the principal balance outstanding to exceed the Facility No. 1 Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank’s demand.

1.2          Availability Period. The Line of Credit is available between the date of this Agreement and February 9, 2018, or such earlier date as the availability may terminate as provided in this Agreement (the “Facility No. 1 Expiration Date”).

The availability period for this Line of Credit will be considered renewed if and only if the Bank has sent to the Borrower a written notice of renewal for the Line of Credit (the “Renewal Notice”). If this Line of Credit is renewed, it will continue to be subject to all the terms and conditions set forth in this Agreement except as modified by the Renewal Notice. If this Line of Credit is renewed, the term “Expiration Date” shall mean the date set forth in the Renewal Notice as the Expiration Date and the same process for renewal will apply to any subsequent renewal of this Line of Credit. A renewal fee may be charged at the Bank’s option. The amount of the renewal fee will be specified in the Renewal Notice.

1.3           Repayment Terms.

(a)	The Borrower will pay interest on March 9, 2017, and then on the same day of each month thereafter until payment in full of any principal outstanding under this facility.

(b)	The Borrower will repay in full any principal, interest or other charges outstanding under this facility no later than the Facility No. 1 Expiration Date.

1.4           Interest Rate.

(a)	The interest rate is a rate per year equal to the LIBOR Daily Floating Rate plus 1.25 percentage point(s).

(b)	The LIBOR Daily Floating Rate is a fluctuating rate of interest which can change on each banking day. The rate will be adjusted on each banking day to equal the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank) for U.S. Dollar deposits for delivery on the date in question for a one month

Ref #: 1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement

term beginning on that date. The Bank will use the London Interbank Offered Rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Bank. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars. If at any time the LIBOR Daily Floating Rate is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

2.            COLLATERAL

The following parties own some or all of the collateral, as shown below: Glade M. Knight (“Glade M. Knight”).

2.1          Personal Property. The personal property listed below now owned or owned in the future by the parties listed below will secure one or more of the facilities under this Agreement. The collateral is further defined in security agreement(s) executed by the owners of the collateral.

(a)	Time deposits with the Bank and owned by Glade M. Knight in an amount not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Minimum Amount”) as such Minimum Amount shall be increased from time to time by any interest on such time deposits which is added to the principal of such time deposits upon rollover, renewal or otherwise.

3.            LOAN ADMINISTRATION AND FEES

3.1          Fees.

The Borrower will pay to the Bank the fees set forth on Schedule A.

3.2          Collection of Payments.

(a)	Payments will be made by debit to a deposit account, if direct debit is provided for in this Agreement or is otherwise authorized by the Borrower. For payments not made by direct debit, payments will be made by mail to the address shown on the Borrower’s statement, or by such other method as may be permitted by the Bank.

(b)	Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank which will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Bank.

3.3          Borrower’s Instructions. Subject to the terms, conditions and procedures stated elsewhere in this Agreement, the Bank may honor instructions for advances or repayments and any other instructions under this Agreement given by the Borrower (if an individual), or by any one of the individuals the Bank reasonably believes is authorized to sign loan agreements on behalf of the Borrower, or any other individual(s) designated by any one of such authorized signers (each an “Authorized Individual”). The Bank may honor any such instructions made by any one of the Authorized Individuals, whether such instructions are given in writing or by telephone, telefax or Internet and intranet websites designated by the Bank with respect to separate products or services offered by the Bank.

3.4          Direct Debit.

(a)	The Borrower agrees that on the due date of any amount due under this Agreement, the Bank will debit the amount due from deposit account number ________________________ owned by the Borrower or such other of the Borrower’s accounts with the Bank as designated in writing by the Borrower (the “Designated Account”). Should there be insufficient funds in the Designated Account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by the Borrower.

(b)	The Borrower may terminate this direct debit arrangement at any time by sending written notice to the Bank at the address specified at the end of this Agreement. If the Borrower terminates this arrangement, then the principal amount outstanding under this Agreement will at the option of the Bank bear interest at a rate per annum which is 0.5 percentage point(s) higher than the rate of interest otherwise provided under this Agreement.

Ref #: 1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement

3.5          Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank’s lending office is located, and, if such day relates to amounts bearing interest at an offshore rate (if any), means any such day on which dealings in dollar deposits are conducted among banks in the offshore dollar interbank market. All payments and disbursements which would be due or which are received on a day which is not a banking day will be due or applied, as applicable, on the next banking day.

3.6          Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

3.7          Default Rate. Upon the occurrence of any default or after maturity or after judgment has been rendered on any obligation under this Agreement, all amounts outstanding under this Agreement, including any unpaid interest, fees, or costs, will at the option of the Bank bear interest at a rate which is 6.0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This may result in compounding of interest. This will not constitute a waiver of any default.

4.            CONDITIONS

Before the Bank is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Bank, including any items specifically listed below.

4.1          Authorizations. If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

4.2          Governing Documents. If required by the Bank, a copy of the Borrower’s organizational documents.

4.3          Guaranties. Guaranties signed by David S. McKenney (“D. S. McKenney”).

4.4          Security Agreements. Signed original security agreements covering the personal property collateral which the Bank requires.

4.5          Perfection and Evidence of Priority. Evidence that the security interests and liens in favor of the Bank are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others’ rights and interests, except those the Bank consents to in writing. All title documents for motor vehicles which are part of the collateral must show the Bank’s interest.

4.6          Good Standing. Certificates of good standing for the Borrower from its state of formation and from any other state in which the Borrower is required to qualify to conduct its business.

4.7          Insurance. Evidence of insurance coverage, as required in the “Covenants” section of this Agreement.

5.            REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

5.1          Formation. If the Borrower is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized.

5.2          Authorization. This Agreement, and any instrument or agreement required under this Agreement, are within the Borrower’s powers, have been duly authorized, and do not conflict with any of its organizational papers.

Ref #: 1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement

5.3          Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required under this Agreement, when executed and delivered, will be similarly legal, valid, binding and enforceable.

5.4          Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

5.5          No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

5.6          Financial Information. All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge of the Borrower’s (and any guarantor’s) financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any guarantor). If the Borrower is comprised of the trustees of a trust, the above representations shall also pertain to the trustor(s) of the trust.

5.7.         Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower’s financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

5.8          Collateral. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Bank in writing.

5.9          Permits. Franchises. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

5.10        Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Bank.

5.11        Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Bank.

5.12        No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

5.13        Insurance. The Borrower has obtained, and maintained in effect, the insurance coverage required in the “Covenants” section of this Agreement.

6.            COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

6.1          Use of Proceeds.

(a)	To use the proceeds of Facility No. 1 only for working capital needs of the Borrower.

(b)	The proceeds of the credit extended under this Loan Agreement may not be used directly or indirectly to purchase or carry any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or extend credit to or invest in other parties for the purpose of purchasing or carrying any such “margin stock,” or to reduce or retire any indebtedness incurred for such purpose.

6.2 Financial Information. To provide, or cause to be provided, promptly and in any event within fifteen (15) days after written request from the Bank, financial statements, tax returns, investment statements and other information in form and content acceptable to the Bank relating to the affairs of the Borrower, any guarantor, accommodation party or other

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Standard Loan Agreement

obligor with respect to the loan as requested by the Bank in writing from time to time.

6.3          Additional Negative Covenants. Not to, without the Bank’s written consent:

(a)	Engage in any business activities substantially different from the Borrower’s present business.

(b)	Liquidate or dissolve the Borrower’s business.

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Standard Loan Agreement

(c)	Voluntarily suspend the Borrower’s business for more than zero (0) days in any three hundred sixty-five (365) day period.

6.4          Notices to Bank. To promptly notify the Bank in writing of:

(a)	Any lawsuit in which the claim for damages exceeds Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) against the Borrower or any Obligor.

(b)	Any substantial dispute between any governmental authority and the Borrower or any Obligor.

(c)	Any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default.

(d)	Any change in the Borrower’s or any Obligor’s name, legal structure, principal residence, or name on any driver’s license or special identification card issued by any state (for an individual), state of registration (for a registered entity), place of business, or chief executive office if the Borrower or any Obligor has more than one place of business.

For purposes of this Agreement, “Obligor” shall mean any guarantor, or any party pledging collateral to the Bank, or, if the Borrower is comprised of the trustees of a trust, any trustor.

6.5          Insurance.

(a)	General Business Insurance. To maintain insurance satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower’s properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for the Borrower’s business. Each policy shall provide for at least 30 days prior notice to the Bank of any cancellation thereof.

6.6          Compliance with Laws. To comply with the laws (including any fictitious or trade name statute), regulations, and orders of any government body with authority over the Borrower’s business. The Bank shall have no obligation to make any advance to the Borrower except in compliance with all applicable laws and regulations and the Borrower shall fully cooperate with the Bank in complying with all such applicable laws and regulations.

6.7          Books and Records. To maintain adequate books and records.

6.8          Audits. To allow the Bank and its agents to inspect the Borrower’s properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower’s properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank’s requests for information concerning such properties, books and records.

6.9          Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

6.10        Cooperation. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

Ref #: 1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement

7.            DEFAULT AND REMEDIES

If any of the following events of default occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, the Bank has no obligation to make advances or extend additional credit under this Agreement. In addition, if any event of default occurs, the Bank shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity. If an event of default occurs under the paragraph entitled “Bankruptcy/Receivers,” below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

7.1          Failure to Pay. The Borrower fails to make a payment under this Agreement when due.

7.2          Covenants. Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement (other than those specifically described as an event of default in this Article).

7.3          Other Bank Agreements. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty; or any representation or warranty made by any guarantor is false when made or deemed to be made; or any default occurs under any other agreement the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has with the Bank or any affiliate of the Bank.

7.4          Cross-default. Any default occurs under any agreement in connection with any credit the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has obtained from anyone else or which the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has guaranteed.

7.5          False Information. The Borrower or any Obligor has given the Bank false or misleading information or representations.

7.6          Bankruptcy/Receivers. The Borrower, any Obligor, or any general partner of the Borrower or of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties and such petition is not dismissed within a period of forty-five (45) days after the filing, or the Borrower, any Obligor, or any general partner of the Borrower or of any Obligor makes a general assignment for the benefit of creditors; or a receiver or similar official is appointed for a substantial portion of Borrower’s or any Obligor’s business; or the business is terminated, or such Obligor is liquidated or dissolved.

7.7          Lien Priority. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

7.8          Judgments. Any notice of judgment lien is filed against the Borrower or any Obligor; or a notice of levy and/or of a writ of attachment or execution, or other like process, is served against the assets of the Borrower or any Obligor in an aggregate amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or more.

7.9          Death. if the Borrower or any Obligor is a natural person, the Borrower or such Obligor dies or becomes legally incompetent; if the Borrower or any Obligor is a trust, a trustor dies or becomes legally incompetent; if the Borrower or any Obligor is a partnership, any general partner dies or becomes legally incompetent.

7.10        Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in the Borrower’s (or any Obligor’s) business condition (financial or otherwise), operations or properties, or ability to repay the credit; or the Bank determines that it is insecure for any other reason.

7.11        Government Action. Any government authority takes action that the Bank believes materially adversely affects the Borrower’s or any Obligor’s financial condition or ability to repay.

Ref #:1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement

8.            ENFORCING THIS AGREEMENT; MISCELLANEOUS

8.1          Accounting Principles and Financial Computations. Except as otherwise stated in this Agreement, all financial information provided to the Bank and computation of all financial covenants will be made in accordance with accounting principles applied consistently with those applied in the preparation of the financial statements provided to the Bank prior to the date of this Agreement.

8.2          Governing Law. Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of Virginia (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law.

8.3          Venue and Jurisdiction. The Borrower agrees that any action or suit against the Bank arising out of or relating to this Agreement shall be filed in federal court or state court located in the Governing Law State. The Borrower agrees that the Bank shall not be deemed to have waived its rights to enforce this section by filing an action or suit against the Borrower in a venue outside of the Governing Law State. If the Bank does commence an action or suit arising out of or relating to this Agreement, the Borrower agrees that the case may be filed in federal court or state court in the Governing Law State. The Bank reserves the right to commence an action or suit in any other jurisdiction where the Borrower, any Guarantor, or any collateral has any presence or is located. The Borrower consents to personal jurisdiction and venue in such forum selected by the Bank and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to the Bank’s acceptance of this Agreement.

8.4          Successors and Assigns. This Agreement is binding on the Borrower’s and the Bank’s successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank’s prior consent. The Bank may sell participations in or assign this loan, and may exchange information about the Borrower (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

8.5          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

8.6          Waiver of Class Actions. The terms “Claim” or “Claims” refer to any disputes, controversies, claims, counterclaims, allegations of liability, theories of damage, or defenses between Bank of America, N.A., its subsidiaries and affiliates, on the one hand, and the other parties to this Agreement, on the other hand (all of the foregoing each being referred to as a “Party” and collectively as the “Parties”). Whether in state court, federal court, or any other venue, jurisdiction, or before any tribunal, the Parties agree that all aspects of litigation and trial of any Claim will take place without resort to any form of class or representative action. Thus the Parties may only bring Claims against each other in an individual capacity and waive any right they may have to do so as a class representative or a class member in a class or representative action. THIS CLASS ACTION WAIVER PRECLUDES ANY PARTY FROM PARTICIPATING IN OR BEING REPRESENTED IN ANY CLASS OR REPRESENTATIVE ACTION REGARDING A CLAIM.

8.7          CONFESSION OF JUDGMENT. THE BORROWER HEREBY IRREVOCABLY APPOINTS EACH OF STEPHEN A. MAYO AND RUTH F. RILEY, ANY ONE OF WHOM MAY ACT ALONE, AS ITS DULY-CONSTITUTED, TRUE AND LAWFUL ATTORNEY-IN-FACT WITH AUTHORITY, IN THE NAME, PLACE AND STEAD OF THE BORROWER OR ANY OF THEM (IF MORE THAN ONE) TO CONFESS JUDGMENT IN THE OFFICE OF THE CIRCUIT COURT OF THE COUNTY OF FAIRFAX, VIRGINIA. AGAINST THE BORROWER OR ANY OF THEM (IF MORE THAN ONE), IN THE FULL AMOUNT DUE UNDER THIS NOTE (INCLUDING, WITHOUT LIMITATION, PRINCIPAL, ACCRUED INTEREST AND LATE FEES) AND ANY MODIFICATION, RENEWAL OR SUBSTITUTION HEREOF, WHETHER NOW OR HEREAFTER EXISTING, PLUS ALL COSTS OF CONFESSING AND ENTERING JUDGMENT (INCLUDING, WITHOUT

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Standard Loan Agreement

LIMITATION, ATTORNEY’S FEES), UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT UNDER THIS NOTE OR ANY MODIFICATION, RENEWAL OR SUBSTITUTION THEREOF, WHETHER NOW OR HEREAFTER EXISTING. SUCH APPOINTMENT SHALL CONSTITUTE A POWER COUPLED WITH AN INTEREST AND SHALL REMAIN IN EFFECT UNTIL ANY AND ALL INDEBTEDNESS EVIDENCED BY THIS NOTE HAS BEEN PAID IN FULL. THE HOLDER OF THIS NOTE MAY APPOINT A SUBSTITUTE FOR ANY ATTORNEY-IN-FACT NAMED ABOVE BY SPECIFICALLY NAMING SUCH SUBSTITUTE ATTORNEY-IN-FACT IN AN INSTRUMENT RECORDED AND INDEXED IN THE CLERK’S OFFICE IDENTIFIED ABOVE AS PROVIDED IN VA. CODE SEC. 8.01-435.

8.8          Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

8.9          Expenses.

(a)	The Borrower shall pay to the Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by the Bank in connection with (i) the negotiation and preparation of this Agreement and any related agreements, the Bank’s continued administration of this Agreement and such related agreements, and the preparation of any amendments and waivers related to this Agreement or such related agreements, (ii) filing, recording and search fees, appraisal fees, field examination fees, title report fees, and documentation fees with respect to any collateral and books and records of the Borrower or any Obligor, (iii) the Bank’s costs or losses arising from any changes in law which are allocated to this Agreement or any credit outstanding under this Agreement, and (iv) costs or expenses required to be paid by the Borrower or any Obligor that are paid, incurred or advanced by the Bank.

(b)	The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (i) this Agreement or any document required hereunder, (ii) any credit extended or committed by the Bank to the Borrower hereunder, and (iii) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit, including, without limitation, any act resulting from the Bank complying with instructions the Bank reasonably believes are made by any Authorized Individual. This paragraph will survive this Agreement’s termination, and will benefit the Bank and its officers, employees, and agents.

(c)	The Borrower shall reimburse the Bank for any reasonable costs and attorneys’ fees incurred by the Bank in connection with (i) the enforcement or preservation of the Bank’s rights and remedies and/or the collection of any obligations of the Borrower which become due to the Bank and in connection with any “workout” or restructuring, and (ii) the prosecution or defense of any action in any way related to this Agreement, the credit provided hereunder or any related agreements, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the Bank or any other person) relating to the Borrower or any other person or entity.

8.10        Individual Liability. If the Borrower is a partnership, the Bank may proceed against the business and non-business property of each general partner of the Borrower in enforcing this and other agreements relating to this loan.

8.11        Set-Off. Upon and after the occurrence of an event of default under this Agreement, (a) the Borrower hereby authorizes the Bank, at any time and from time to time, without notice, which is hereby expressly waived by the Borrower, and whether or not the Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, the Borrower’s Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by the Bank to the Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank, in its sole discretion, may elect. The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank to secure the payment of all Obligations of the Borrower to the Bank under this Agreement and all agreements, instruments and documents related to this Agreement. “Obligations” means all obligations, now or

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Standard Loan Agreement

hereafter existing, of the Borrower to the Bank under this Agreement and under any other agreement or instrument executed in connection with this Agreement.

Ref #: 1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement

8.12        One Agreement. This Agreement and any related security or other agreements required by this Agreement constitute the entire agreement between the Borrower and the Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

8.13        Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

8.14        Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

8.15        Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement (or of any agreement or document required by this Agreement and any amendment to this Agreement) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement; provided, however, that the telecopy or other electronic image shall be promptly followed by an original if required by the Bank.

8.16        Borrower Information; Reporting to Credit Bureaus. The Borrower authorizes the Bank at any time to verify or check any information given by the Borrower to the Bank, check the Borrower’s credit references, verify employment, and obtain credit reports. The Borrower agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Borrower and/or all guarantors as is consistent with the Bank’s policies and practices from time to time in effect.

8.17        Document Receipt Cut-Off Date. Unless this Agreement and any documents required by this Agreement have been signed and returned to the Bank within 60 days after the date of this Agreement (the “Document Receipt Cut-Off Date”), the Bank shall have the right to notify the Borrower in writing that the Bank’s commitment to extend credit under this Agreement has expired. If the executed Agreement and accompanying loan documents are received after the Document Receipt Cut-Off Date, the Bank shall have a reasonable period of time after receipt of the executed Agreement and accompanying loan documents to provide such notice.

8.18        Amendments. This Agreement may be amended or modified only in writing signed by each party hereto.

The remainder of this document is intentionally left blank. Signature page follows.

Ref #: 1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement

The Borrower executed this Agreement as of the date stated at the top of the first page, intending to create an instrument executed under seal.

Bank:

Bank of America, N.A.

By:
Mark Kemp, Senior Vice President

Borrower:

Sundance Energy, L.P.

By: Sundance Energy GP, LLC, its General Partner

By:		(Seal)
Glade-Knight, Chief Executive Officer

By:		(Seal)
David McKenney, Chief Financial Officer

Address where notices to Sundance Energy, L.P. are to be sent:	Address where notices to the Bank are to be sent:

814 E. Main St.	Doc Retention Center
Richmond, VA 23219-3306	NC1-001-05-13
One Independence Center
101 North Tryon St.
Charlotte, NC 28255-0001

Federal law requires Bank of America, N.A. (the “Bank”) to provide the following notice. The notice is not part of the foregoing agreement or instrument and may not be altered. Please read the notice carefully.

(1)          USA PATRIOT ACT NOTICE

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. The Bank will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information. The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.

Ref #: 1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement

SCHEDULE A

FEES

(a)	Late Fee. To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank’s rights with respect to the default.

Ref #: 1002474994 : - Sundance Energy, L.P.

Standard Loan Agreement